Exhibit 10.41

KRISPY KREME DOUGHNUTS, INC.
NONQUALIFIED STOCK OPTION AGREEMENT

     THIS NONQUALIFIED STOCK OPTION AGREEMENT (this “Agreement”) is made as of [   ] (the “Grant Date”), by and between Krispy Kreme Doughnuts, Inc., a North Carolina corporation (the “Corporation”), and [   ] (the “Optionee”).

     WHEREAS, the Committee appointed under the Krispy Kreme Doughnuts, Inc. 2000 Stock Incentive Plan (the “Committee”) granted Optionee an option to purchase shares of the Corporation’s Common Stock, no par value per share (the “Common Stock” or the “Stock”), pursuant to the Krispy Kreme Doughnuts, Inc. 2000 Stock Incentive Plan (the “Plan”) (capitalized terms used herein shall have the meanings set out in the Plan unless otherwise specified in this Agreement); and

     WHEREAS, this Agreement evidences the grant of such option.

     NOW, THEREFORE, in consideration of the foregoing, of the mutual promises set forth below and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. Summary of Grant

Optionee:	[ ]
Number of Shares:	[ ]
Option Exercise Price:	[ ]
Date of Grant:	[ ]
Vesting Schedule:	Vested Shares	Date
	[ ]	[ ]
	[ ]	[ ]
	[ ]	[ ]
	[ ]	[ ]

2. Grant of Option

     The Committee granted Optionee a nonqualified option to purchase from the Corporation, during the period specified in Sections 3 and 4 of this Agreement, a total of [   ] shares of Common Stock, at the purchase price of [   ] per share (the “Exercise Price”), in accordance with the terms and conditions stated in this Agreement. The shares of Common Stock subject to the option granted hereby are referred to below as the “Shares,” and the option to purchase such Shares is referred to below as the “Option.”

3. Vesting and Exercise of Option

     The Option shall vest and become exercisable in increments in accordance with the four-year schedule set forth below measured from the Grant Date, provided that the Option shall vest and become exercisable with respect to an increment as specified only if the Option has not terminated pursuant to Section 4 with respect to such increment:

     (a) no portion of the Option shall vest or become exercisable until the first anniversary of the Grant Date [   ];

     (b) on [   ], the Option shall vest and become exercisable with respect to 25% of the Shares;

     (c) on [   ], the Option shall vest and become exercisable with respect to an additional 25% of the Shares;

     (d) on [   ], the Option shall vest and become exercisable with respect to an additional 25% of the Shares; and

     (e) on [   ], the Option shall vest and become exercisable with respect to an additional 25% of the Shares; and

     (f) notwithstanding the vesting provisions described above, the option shall vest and become exercisable with respect to 100% of the Shares if the Optionee’s Termination of Employment is on account of Retirement, death, or Disability.

     The schedule set forth above is cumulative, so that Shares as to which the Option has become vested and exercisable on and after a date indicated by the schedule may be purchased pursuant to exercise of the Option at any subsequent date prior to termination of the Option. The Option may be exercised at any time and from time to time to purchase up to the number of Shares as to which it is then vested and exercisable.

     Also notwithstanding the foregoing, the Option shall vest and become exercisable, to the extent not already vested and exercisable, upon a Corporate Reorganization, provided that Optionee has not incurred a Termination of Employment prior to the date of such Corporate Reorganization. In the event of a Corporate Reorganization, the Corporation shall send Optionee prior written notice of the effectiveness of such event and the last day on which Optionee may exercise the Option. Optionee may, upon compliance with all of the terms of this Agreement and the Plan, purchase any or all of the Shares with respect to which the Option is vested and exercisable on or prior to the last day specified in such notice, and, to the extent the Option is not exercised, it shall terminate at 5:00 P.M., Eastern Standard Time, on the last day specified in such notice.

4. Termination of Option

     Unless adjusted by the Committee in its sole discretion, the Option shall remain exercisable as specified in Section 3 above until 5:00 p.m., Eastern Standard Time, on the earliest to occur of the dates specified below, upon which date the Option shall terminate:

     (a) the date all of the Shares are purchased pursuant to the terms of this Agreement;

     (b) upon the expiration of 60 days following the Optionee’s Termination of Employment for any reason other than Retirement, death, Disability, or Cause;

     (c) upon the expiration of 180 days following Optionee’s Termination of Employment on account of Disability;

     (d) upon the expiration of 360 days following Optionee’s Termination of Employment on account of death;

     (e) immediately upon Optionee’s Termination of Employment for Cause, as defined below in Section 23(a);

     (f) immediately upon the Optionee engaging in Detrimental Activity, as defined below in Section 23(c);

     (g) on the last date specified in the notice described in Section 3 above in the event of a Corporate Reorganization; or

     (h) on the ten year anniversary of the Grant Date (the “Expiration Date”).

     If a Optionee’s Termination of Employment is on account of Retirement, the Termination of Employment shall not cause the Option to terminate.

     Upon its termination, the Option shall have no further force or effect and Optionee shall have no further rights under the Option or to any Shares which have not been purchased pursuant to prior exercise of the Option.

5. Manner of Exercise of Option

     (a) Exercise. The Option may be exercised only by (i) Optionee’s completion, execution and delivery to the Corporation of a notice of exercise and (ii) the payment to the Corporation, pursuant to the terms of this Agreement, of an amount equal to the Exercise Price multiplied by the number of Shares being purchased as specified in Optionee’s notice of exercise (the “Purchase Price”). Optionee’s notice of exercise shall be given in the manner specified in Section 13 but any exercise of the Option shall be effective only when the items required by the preceding sentence are actually received by the Corporation. The notice of exercise may be in the form attached to this Agreement. Notwithstanding anything to the contrary in this Agreement, the Option may he exercised only if compliance with all applicable federal and state securities laws can be effected.

     (b) Form of Payment. Payment of the Purchase Price may be made (i) by check payable to the order of the Corporation for an amount in U.S. dollars equal to the Purchase Price of such Shares; (ii) by delivery or attestation of shares of Stock held by the Optionee for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes, as determined by the Committee in its discretion, and having an aggregate Fair Market Value equal to the amount of cash that would otherwise be required to pay the full Purchase Price; (iii) by authorizing a third party to sell a portion of the Shares acquired upon exercise of the Option and remit to the Corporation a sufficient portion of the sales proceeds to pay the full Purchase Price; or (iv) by combining the above methods.

     To the extent that shares of Stock are used in making full or partial payment of the Purchase Price, each such share will be valued at the Fair Market Value thereof as of the date of exercise. Any overpayment will be promptly refunded, and any underpayment will be deemed an exercise of such lesser whole number of shares as the amount paid is sufficient to purchase.

     (c) Issuance and Delivery of Shares. As soon as practicable following receipt of such notice and payment, the Corporation shall notify the Optionee of any payment or other allocation required under subsection (d) below. The Corporation shall deliver a certificate or certificates for the Shares to the Optionee as soon as practicable after the Optionee has made any payment and/or allocation required under subsection (d) below and executed and delivered any letter agreement as may be required under subsection (a) above. Shares of Stock issued pursuant to the exercise of this option will be issued only in the name of Optionee and may not be transferred into the name of any agent of or nominee for Optionee until such time as Optionee has complied with the terms of this Agreement. Notwithstanding anything to the contrary in this Agreement, the Option may be exercised only if compliance with all applicable federal and state securities laws can be effected, as determined by the Committee in its discretion.

     (d) Withholding Obligation. Issuance of shares upon exercise of the Option shall be subject to the condition that the Optionee shall pay to the Corporation, in addition to the Purchase Price, the amount the Corporation is required by law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with such exercise of the Option, if any, as determined by the Committee in its discretion. In lieu of the payment specified in this paragraph, the Committee may in its sole discretion permit the Optionee to satisfy the obligation, in whole or in part, by the methods specified in subsection (b) above, or by the Corporation retaining sufficient shares to satisfy its withholding obligations.

     (e) Deferral of Issuance of Shares. Anything in this Agreement to the contrary notwithstanding, if, at any time specified herein for the issue of shares to Optionee, any law, or any regulation or requirement of the Securities and Exchange Commission or other governmental authority having jurisdiction in the premises shall require either the Corporation or Optionee to take any action in connection with the shares then to be issued, the issue of such shares shall be deferred until such action shall have been taken; the Corporation shall be under no obligation to take such action; and the Corporation shall have no liability whatsoever as a result of the non-issuance of such shares, except to refund to Optionee any consideration tendered in respect of the Purchase Price.

     (f) Stop Transfer Instructions. The Corporation may impose stop-transfer instructions with respect to any Shares (or other securities) subject to any restriction set forth in this Agreement until the restriction has been satisfied or terminates.

6. Reload Rights

     The Option is granted with reload rights which entitle the Optionee to receive a new Option (a “Reload Option”) on the Optionee’s exercise of the Option by delivery or attestation of shares of Common Stock in payment of the Purchase Price on the terms set forth in this Section, 6.

     (a) Conditions to the Grant of Reload Options. No Reload Option shall be granted on the exercise of the Option unless:

     (i) a sufficient number of shares remain authorized and not issued or subject to purchase under outstanding Options granted under the Plan;

     (ii) the Optionee is an Employee on the relevant exercise date of the Option;

     (iii) the exercise of the Option is for the purchase of a number of shares of Common Stock at least equal to the lesser of (a) 25% of the total number of shares subject to purchase under the Option or (b) 100% of the shares with respect to which the Option is then exercisable;

     (iv) the Grant Date of the Reload Option would be at least one year before the expiration date of the Option; and

     (v) the per share Fair Market Value of the Common Stock on the relevant exercise date is greater than or equal to the Exercise Price of the Option.

     (b) Number of Shares Subject to Purchase; Grant Date. Each Reload Option shall entitle the Optionee to purchase a number of shares equal to the sum of

     (i) the number of shares used to pay the Purchase Price of the Option pursuant to Section 5(b) on the Exercise Date and;

     (ii) the number of shares delivered or withheld in payment of the tax withholding amount pursuant to Section 5(d).

     (c) Exercise Price. Each Reload Option shall have an Exercise Price equal to the Fair Market Value of one share of Common Stock on the Grant Date of the Reload Option.

     (d) Expiration Date. Each Reload Option shall have the same Expiration Date as the Option.

     (e) No Reload Rights. No Reload Option shall have reload rights.

     (f) Rate of Exercisability. Each Reload Option shall become exercisable in full on the first anniversary of the Grant Date of the Reload Option.

     (g) Forfeiture on Disposition of Shares Acquired in Exercise of Option. Each Reload Option shall be forfeited if the Optionee disposes of any of the shares issued on exercise of the Option before the date six months after the Exercise Date to any person other than the Corporation in the payment of payroll taxes on exercise of the Option.

     (h) Other Terms and Conditions. Except to the extent in conflict with the terms set forth in this Section 6, all other terms for Options granted under the Plan shall apply to each Reload Option.

7. Forfeiture of Option Gain and Unexercised Options

     (a) Termination of Option. If, at any time within (i) the term of this Option or (ii) within three years after Termination of Employment or (iii) within two years after Optionee exercises any portion of this Option, whichever is the latest, Optionee engages in any Detrimental Activity, as defined in Section 23(c) below, then (A) this Option shall terminate effective the date on which Optionee enters into such Detrimental Activity, unless terminated sooner by operation of another term or condition of this Option or the Plan; (B) if Optionee has exercised any portion of this Option and has not sold all of the Shares purchased by exercising the Option, Optionee shall sell such Shares to the Corporation at the Exercise Price; and (C) to the extent Optionee has sold any Shares, Optionee shall repay to the Corporation the gain represented by the mean market price on the date of exercise over the Exercise Price, multiplied by the number of Shares purchased, without regard to any subsequent market price decrease or increase.

     (b) Right of Set-Off. By accepting this Agreement, Optionee consents to a deduction from any amounts the Corporation owes Optionee from time to time (including amounts owed to Optionee as wages or other compensation, fringe benefits, or vacation pay, as well as any other amounts owed to Optionee by the Corporation), to the extent of the amounts Optionee owes the Corporation under Section 7(a) above. Whether or not the Corporation elects to make any set-off in whole or in part, if the Corporation does not recover by means of set-off the full amount Optionee owes it, calculated as set forth above, Optionee agrees to pay immediately the unpaid balance to the Corporation.

     (c) Committee Discretion. Optionee may be released from his obligations under Section 7(a) above only if the Committee determines in its sole discretion that such action is in the best interests of the Corporation.

8. Restrictions on Transfer of Option

     (a) Except as otherwise provided in subsection (b) and (c) below, the Option may not be sold, exchanged, delivered, assigned, bequeathed or gifted, pledged, mortgaged, hypothecated or otherwise encumbered, transferred or permitted to be transferred, or otherwise disposed of, whether voluntarily, involuntarily or by operation of law (including, without limitation, the laws of bankruptcy, intestacy, descent and distribution or succession) or on an absolute or contingent basis. For purposes of this Section, any reference to Optionee shall (when applicable) be deemed to be and include references to Optionee’s estate, executors or administrators, personal or legal representatives and transferees (direct or indirect).

     (b) If permitted by the Committee, a Optionee may transfer an Option granted hereunder to members of his or her Immediate Family (as defined below), to one or more trusts for the benefit of such Immediate Family members, to one or more partnerships where such Immediate Family members are the only partners, or to one or more limited liability companies where such Immediate Family members are the only members, if (i) the Optionee does not receive any consideration in any form whatsoever for such transfer, (ii) such transfer is permitted under applicable tax laws, and (iii) if the Optionee is an “Insider,” such transfer is permitted under Rule 16b-3 of the Exchange Act as in effect from time to time. Any reference in any such Agreement to the performance of services for the Corporation by the Optionee shall continue to refer to the performance by the transferring Optionee. For purposes hereof, “Immediate Family” means the Optionee and the Optionee’s spouse, children and grandchildren.

     (c) In the event of Optionee’s death, the Option may be transferred to any executor, administrator, personal or legal representative, legatee, heir or distributee of the estate of Optionee.

     (d) As a condition precedent to the transfer of the Option, each and every prospective transferee shall (i) provide or cause to be provided to the Corporation, at its request, sufficient evidence of the legal right and authority of such prospective transferee to have the Option so transferred and (ii) comply with the provisions of this Agreement. Any Option so transferred pursuant to this section shall continue to be subject to the same terms and conditions in the hands of the transferee as were applicable to said Option immediately prior to the transfer thereof.

9. Adjustment for Stock Split

     In the case of any future stock split duly declared and validly and properly authorized by the Board of Directors and thereafter duly effected by the Corporation, the number of Shares issuable upon exercise of the Option and the Exercise Price shall be proportionately adjusted without any additional action by the Committee being required.

10. Rights Prior to Exercise

     Optionee shall not be deemed for any purpose to be a shareholder of the Corporation with respect to any Shares as to which this option shall not have been exercised and payment made as hereby provided and a stock certificate for such shares actually issued to Optionee. No adjustment will be made for dividends or other rights for which the record date is prior to the date of such issuance.

11. Employment of Optionee

     Nothing in this Agreement shall be construed as constituting a commitment, guarantee, agreement or understanding of any kind or nature that the Corporation shall continue to employ Optionee, nor shall this Agreement affect in any way the right of the Corporation to terminate the employment or other service of Optionee at any time and for any reason. By Optionee’s execution of this Agreement, Optionee acknowledges and agrees that Optionee’s employment or other service to the Corporation is “at will.” No change of Optionee’s duties with respect to the Corporation shall result in, or be deemed to be, a modification of any of the terms of this Agreement.

12. Burden and Benefit

     This Agreement shall be binding upon, and shall inure to the benefit of, the Corporation and Optionee, and their respective heirs, personal and legal representatives, successors and permitted assigns.

13. Notices

     Any and all notices under this Agreement shall be in writing, and sent by hand delivery or by certified or registered mail (return receipt requested and first-class postage prepaid), in the case of the Corporation, to its principal executive offices to the attention of the President, and, in the case of Optionee, to Optionee’s address as shown on the Corporation’s records.

14. Specific Performance

     Strict compliance by Optionee shall be required with each and every provision of this Agreement. The parties hereto agree that the Shares are unique, that Optionee’s failure to perform the obligations provided by this Agreement will result in irreparable damage to the Corporation and that specific performance of Optionee’s obligations may be obtained by suit in equity.

15. Entire Agreement

     The parties hereto agree that this Agreement sets forth all of the promises, agreements, conditions, understandings, warranties, and representations between the parties with respect to the Option and Shares and that there are no promises, agreements, conditions, understandings, warranties, or representations, oral or written, express or implied between the parties with respect to the Option and Shares other than as set forth in this Agreement. The Optionee accepts the Option in full satisfaction of any and all obligations of the Corporation with respect to options granted or to be granted to the Optionee, pursuant to the Plan or otherwise. Any modifications or any waiver of any provision contained in this Agreement shall not be valid unless made in writing and signed by the person or persons sought to be bound by such waiver or modifications.

16. Severability

     The provisions of the Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provision to the extent enforceable in any jurisdiction, shall nevertheless be binding and enforceable.

17. Waiver

     The waiver by the Corporation of a breach of any provision of this Agreement by the Optionee shall not operate or be construed as a waiver of any subsequent breach by the Optionee.

18. Terms and Conditions of Plan

     The terns and conditions included in the Plan, the receipt of a copy of which Optionee hereby acknowledges by execution of this Agreement, are incorporated by reference herein, and to the extent that any conflict may exist between any term or provision of this Agreement and any term or provision of the Plan, such term or provision of the Plan shall control.

19. Authority of Committee

     All determinations made by the Committee with respect to the interpretation, construction and application of any provision of this Agreement shall be final, conclusive and binding on the parties.

20. Covenants and Representations of Optionee

     Optionee represents, warrants, covenants and agrees with the Corporation as follows:

     (a) Optionee has not relied upon the Corporation with respect to any tax consequences related to the grant or exercise of this Option, or the disposition of Shares purchased pursuant to its exercise. Optionee acknowledges that, as a result of the grant and/or exercise of the Option, Optionee may incur a substantial tax liability. Optionee assumes full responsibility for all such consequences and the filing of all tax returns and elections Optionee may be required or find desirable to file in connection therewith. In the event the Corporation is required by applicable law to collect any withholding, payroll or similar taxes by reason of the grant or any exercise of the Option, Optionee agrees that the Corporation may withhold such taxes from any monetary amounts otherwise payable by the Corporation to Optionee and that, if such amounts are insufficient to cover the taxes required to be collected by the Corporation, Optionee will pay to the Corporation such additional amounts as are required.

     (b) Optionee will not distribute or resell any shares (or other securities) issuable upon exercise of the Option granted hereby in violation of the Act, that Optionee will indemnify and hold the Corporation harmless against all liability for any such violation, and that upon request Optionee (i) will furnish a letter agreement in connection with any exercise of this Option containing any representations and/or undertakings which the Corporation shall request and (ii) will accept a certificate representing shares of the Corporation bearing any legend restricting transferability as the Corporation shall request to ensure compliance with securities laws. The Shares shall not be transferable except in compliance with the conditions indicated in the legend.

     (c) The agreements, representations, warranties arid covenants made by Optionee herein with respect to the Option shall also extend to and apply to all of the Shares issued to Optionee from time to time pursuant to exercise of the Option. Acceptance by Optionee of any certificate representing Shares shall constitute a confirmation by Optionee that all such agreements, representations, warranties arid covenants made herein shall be true and correct at that time.

21. Limitation of Liability

     The liability of the Corporation, the Committee, and their officers, employees and agents, under this Agreement and in the award of the Shares hereunder is limited to the obligations set forth with respect to such award, and nothing herein contained shall be interpreted as imposing any liability in favor of the Optionee with respect to any loss, cost or expense which such recipient may incur in connection with or arising out of any transaction involving the Shares that is subject to the provisions of this Agreement.

22. Governing Law

     This Agreement shall be construed and enforced in accordance with the laws of the State of North Carolina, without reference to its conflicts of laws rules or the principles of the choice of law.

23. Definitions

     (a) “Cause” shall be limited to the following events: (i) drug abuse by Optionee; (ii) alcohol abuse by Optionee if it interferes with the efficient conduct of business by Optionee; (iii) theft, embezzlement or other similar act by Optionee of any tangible or intangible asset of the Corporation or any customer or supplier of the Corporation; (iv) commission of any other criminal act by Optionee (whether or not Optionee is prosecuted and convicted) if such act causes or is likely to cause damage to the business of the Corporation; (v) a material breach by Optionee of any written agreement between the Corporation and Optionee, or any written policy of the Corporation known by and applicable to all its employees, but a mere mistake in business judgment shall not constitute “Cause” unless it is a part of a continuing pattern of bad judgment that has caused actual damage to the Corporation or its business, and (vi) willful failure by Optionee to follow the instructions of the Board of Directors of the Corporation (the “Board”) or an officer or other supervisory employee of the Corporation duly authorized by the Board, the Bylaws of the Corporation or an officer of the Corporation authorized to give instructions to Optionee, to the extent such instructions are reasonably related to the business of the Corporation, are given in good faith to promote the interest of the Corporation, would not require Optionee to commit any illegal act and are not given to provide the Corporation with cause for terminating Optionee.

     (b) A “Corporate Reorganization” shall be deemed to have occurred if:

     (i) any “Person” as defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the “Act”), including a “group” (as that term is used in Rules 13(d)(3) and 14(d)(2) under the Act), but excluding the Corporation and any employee benefit plan sponsored or maintained by the Corporation, including any trustee of such plan acting as trustee:

     (A) consummates a tender or exchange offer for any shares of the Stock pursuant to which at least fifty percent (50%) of the outstanding shares of the Stock are purchased; or

     (B) together with its “affiliates” and “associates” (as those terms are defined in Rule 12b-2 under the Act) becomes the “Beneficial Owner” (within the meaning of Rule 13d-3 under the Act) of at least fifty percent (50%) of the Stock;

     (ii) a merger or consolidation of the Corporation with or into another corporation is consummated and the Corporation’s shareholders immediately prior to the transaction do not own at least fifty percent (50%) of the surviving company’s outstanding stock immediately following the transaction, a sale or other disposition of all or substantially all of the Corporation’s assets, or the liquidation of the Corporation; or

     (iii) during any period of 24 consecutive months during the existence of this Agreement, the individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason other than death to constitute at least a majority thereof; provided, however, that a director who was not a director at the beginning of such 24 month period shall be deemed to have satisfied such 24 month requirement, and be an Incumbent Director, if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually, because they were directors at the beginning of such 24 month period, or by prior operation of this subparagraph (iii).

     (c) “Detrimental Activity” means any activity in competition with any activity of the Corporation, or inimical, contrary or harmful to the interests of the Corporation, including but not limited to (i) conduct related to Optionee’s employment for which either criminal or civil penalties against Optionee may be sought, (ii) violation of Corporation policies, including, without limitation, the Corporation’s insider trading policy, (iii) accepting employment with or serving as a consultant, advisor or in any other capacity to an employer that is in competition with or acting against the interests of the Corporation, including employing or recruiting any present, former or future employee of the Corporation, (iv) disclosing or misusing any confidential information or material concerning the Corporation, (v) participating in a hostile takeover attempt; or (vi) making disparaging remarks about the Corporation (including its officers or directors) or the Corporation’s goods and services.

     (d) “Reload Option” means an Option granted under exercise of an Option having reload rights under the terms and conditions set forth in Section 6.

     (e) “Retirement” shall mean the Optionee’s Termination of Employment at a time when for an employee, the sure of the Optionee’s age and years of employment with the Corporation equals or exceeds 65.

     (f) “Termination of Employment” means the discontinuance of the Optionee’s service relationship with the Corporation, including but not limited to service as an employee of the Corporation, as a non-employee member of the board of directors of the Corporation, or as a consultant or advisor to the Corporation. Except to the extent provided otherwise in an Agreement or determined otherwise by the Committee, a Termination of Employment shall not be deemed to have occurred if the capacity in which the Optionee provides service to the Corporation changes (for example, a change from consultant status to Employee status) or if the Optionee transfers among the various entities constituting the Corporation, so long as there is no interruption in the provision of service by the Optionee to the Corporation. The determination of whether a Optionee has incurred a Termination of Employment shall be made by the Committee in its discretion. A Optionee shall not be deemed to have incurred a Termination of Employment if the Optionee is on military leave, sick leave, or other bona fide leave of absence approved by the Corporation of 90 days or fewer (or any longer period during which the Optionee is guaranteed reemployment by statute or contract.) In the event a Optionee’s leave of absence exceeds this period, he will be deemed to have incurred a Termination of Employment on the day following the expiration date of such period.

     IN WITNESS WHEREOF, the Corporation and Optionee have executed this Agreement hereto as of the day and year first above written.

KRISPY KREME DOUGHNUTS, INC.

By:
Print Name:
Title:

[ ]

STOCK OPTION EXERCISE FORM

This form must be completed and returned to [    ] on or before 1:00 p.m. Eastern Standard Time on date of exercise.

Name (please print)	SOCIAL SECURITY NO.

SECTION I
HOME ADDRESS:	WORK ADDRESS:

HOME TELEPHONE:	WORK TELEPHONE:

SECTION II: I wish to exercise the following options:
A GRANT DATE	B NUMBER OF OPTIONS	C EXERCISE PRICE	D TOTAL PURCHASE PRICE: (COLUMN B x COLUMN C)

TOTAL

SECTION III		SECTION IV
I elect to pay for my shares (check one):		I elect to pay my taxes on this transaction
(check one):
____	Cashless Exercise for Cash	____	Sell shares to cover taxes (Cashless
Exercise for Cash/Stock)

____	Cashless Exercise for Stock	____	Check (payable to Krispy Kreme Dough-
nuts, Inc.) (required for Cash Purchases)
____	Cash Purchase by Check (payable to
	Krispy Kreme Doughnuts, Inc.)	____	Deduction from shares I receive from this
transaction (Stock Swap)
____	Stock Swap using value of previously
owned shares

Signature	Date of Exercise

Return form to:	KRISPY KREME DOUGHNUT CORPORATION
ATTN: [ ]